UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2023

Dror Ortho-Design, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51783	85-0461778
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Shatner Street 3 Jerusalem, Israel	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +972 (0)74-700-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A is being filed to amend the Current Report on Form 8-K filed by Dror Ortho-Design, Inc. (the “Company”) on October 24, 2023 (the “Original Report”) solely (1) to disclose under Item 5.03 the adoption of Second Amended and Restated Bylaws (the “Bylaws”), which were approved by the Board in connection with the other events reported on the Original Report, and (2) to add as Exhibit 3.1 a copy of the Bylaws. No other parts of the Original Report presented incorrect information. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Original Report.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 24, 2023, the Board adopted the Bylaws, effective immediately. The Bylaws, among other things:

●	revise provisions regarding annual and special meetings of stockholders, including with respect to places of meetings, advance notice procedures, and record dates. Among other revisions: (i) Section 2.1 of Bylaws provides that the annual meeting of stockholders may be held on such date as shall be designated from time to time by the Board and stated in the Company’s notice of the meeting (in lieu of the current requirement that the annual stockholder meeting be held on the second Monday of April); (ii) Section 2.5 of Bylaws requires that notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting (in lieu of the current requirement of not less than ten nor more than fifty days before the meeting date); and (iii) Section 2.6 of Bylaws provides that the holders of one-third of the voting power of the stock issued, outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders, unless otherwise required by law, the Certificate of Incorporation, the Bylaws or the rules and regulations of any applicable stock exchange (in lieu of the current “majority of the shares entitled to vote represented in person or by proxy” standard). Other revisions include, but are not limited to:

●	adding provisions relating to adjournment procedures and lists of stockholders entitled to vote at stockholder meetings;

●	adding parameters for proxies in connection with stockholder meetings;

●	adding procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submissions of stockholder proposals (other than proposals to be included in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) at stockholder meetings;

●	providing that, in the absence of a designation by the Board of a chairperson for any meeting of stockholders, the chairperson of the Board, or in their absence or inability to act, certain other persons, shall act as chairperson of such stockholder meeting;

●	insert new Article IV covering: procedures for designating one or more committees of the board; committee minutes; meetings and action of committees; subcommittees; and other related provisions.

●	revise provisions regarding directors of the Board, to, among other things, clarify that a director’s resignation must be made by giving notice in writing or by electronic transmission;

●	revise provisions regarding officers of the Company, to, among other things, remove the requirement that officers of the Company be elected annually; and

●	replace current provisions regarding indemnification by the Company of officers, directors and employees with comprehensive indemnification provisions covering: indemnification of directors and officers in third party proceedings; indemnification of directors and officers in actions by or in the right of the Company; advance payment of expenses; limitations on indemnification; non-exclusivity of rights; insurance; and other related provisions.

●	make various other updates, including ministerial and conforming changes.

The foregoing summary of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Report.

Exhibit No.	Description
3.1**	Second Amended and Restated Bylaws
16.1*	Letter from Sadler, Gibb & Associates, LLC to the Securities and Exchange Commission dated October 20, 2023
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*       Previously filed.

**       Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dror Ortho-Design, Inc.

Dated: November 14, 2023	By: /s/ Eliyahu (Lee) Haddad
Name: Eliyahu (Lee) Haddad
Title: Chief Executive Officer